UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2007, William F. Schmidt, President and CEO of United America Insurance Group, Jonathan J. Ritz, Sr. V.P. - COO of United America Insurance Group, and Gerould J. Goetz, Sr. V.P. – Claims of United America Insurance Group, each resigned from their respective positions. United America Insurance Group is comprised of the U.S. Insurance Operations of the Registrant.

Following the aforementioned resignations, the Board of Directors appointed its current Chairman, Saul A. Fox, as Chief Executive Officer of the Registrant and Robert M. Fishman as Chief Executive Officer and President of United America Insurance Group. Prior to this appointment, Mr. Fishman was the Chief Executive Officer of the Registrant.

Mr. Fox, 53, has served on the Registrant’s Board of Directors since August 2003, as the Registrant’s Chairman since September 2003, and as Chief Executive of Fox Paine & Company since he co-founded Fox Paine & Company in 1997. Prior to founding Fox Paine & Company, Mr. Fox was general partner with Kohlberg, Kravis & Roberts & Co. During his thirteen years with Kohlberg, Kravis & Roberts & Co., Mr. Fox led a focused investment effort in the global insurance and reinsurance sectors. This effort included the 1992 acquisition of American Reinsurance Corp. and the 1995 acquisition of Canadian General Insurance Company. Mr. Fox was Chairman of the Executive Committee of the Board of Directors for both companies. Prior to joining Kohlberg, Kravis & Roberts & Co., Mr. Fox was an attorney specializing in tax, business law, and mergers and acquisitions, and participated significantly in law firm management at Latham & Watkins LLP, an international law firm headquartered in Los Angeles, California. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is a director of Alaska Communications Systems Holdings, Inc. and a member of the Board of Overseers, University of Pennsylvania Law School. The Registrant has a number of relationships with Fox Paine & Company, which are described in the Registrant’s Definitive Proxy Statement (filed with the SEC on April 10, 2006) under the heading "Additional Information – Our relationship with Fox Paine & Company" as modified and supplemented by Note 8 to the Consolidated Financial Statements included in the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2006 (filed with the SEC on November 9, 2006) (which sections are hereby incorporated by reference).

Mr. Fishman, 57, served as the Registrant’s Chief Executive Officer and as a director on the Registrant’s Board of Directors since November 2006. From November 2005 through November 2006, Mr. Fishman was the President and Chief Executive Officer of Arag Insurance Company, a provider of legal insurance and related services. From July 2004 through February 2005, Mr. Fishman served as the President of Quanta Holdings. Prior to joining Quanta Holdings, Mr. Fishman was employed with Zurich Financial for 10 years, where he served as Executive Vice President and Chief Underwriting Officer from 2002 through June 2004, as President of Diversified Products from 1999 through 2001 and as Executive Vice President – Specialties Division from 1994 through 1999. From 1992 through 1994, Mr. Fishman was a Vice President and General Manager with Lexington Insurance Company. From 1984 through 1992, Mr. Fishman was a Vice President with Progressive Risk Management Services. From Mr. Fishman received a B.A. in Economics from Hofstra University in 1971 and a J.D. from the University of Toledo School of Law in 1973.

The terms of Mr. Fox’s employment and an amendment to Mr. Fishman’s current employment contract will be negotiated at a later date.

A copy of the press release announcing the management changes is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description of Exhibit
99.1 Press Release dated February 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

February 8, 2007	By:	Thomas M. McGeehan

Name: Thomas M. McGeehan
Title: Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 8, 2007.